Exhibit 10.12

SUBLEASE BETWEEN DEUTSCHE BANK SECURITIES, INC.
SUBLANDLORD AND TESSCO TECHNOLOGIES INCORPORATED, SUBTENANT

SUBLEASE made as of the 21st day of November, 2002, by and between DEUTSCHE BANK SECURITIES INC. (successor by merger to Alex. Brown & Sons Incorporated), a Delaware corporation, having an office at 1251 Avenue of the Americas, Mail Stop 2804, New York, New York 10020, Attention: Leasing Officer (hereinafter called “Sublandlord”), and, a TESSCO TECHNOLOGIES INCORPORATED having an office at 375 West Padonia Road, Timonium, Maryland 21093 (hereinafter called “Subtenant”).

W I T N E  S S E T H:

WHEREAS:

A.                                   By lease dated November 28, 1986, as amended by Amended and Restated First Amendment to Lease dated October 29, 1987, Second Amendment to Lease dated January 26, 1989, Third Amendment to Lease (letter Agreement) dated January 23, 1989, Fourth Amendment to Lease dated October 24, 1990, Amended and Restated Fifth Amendment to Lease dated November 11, 1992, Sixth Amendment to Lease dated September 13, 1993 and Seventh Amendment to Lease dated December 31, 1997, letter dated June 9, 1999 (the “Overlease”), Atrium Building, LLC (hereinafter called “Overlandlord”) leased to Sublandlord certain space (hereinafter called the “Premises”) in the building known as 375 West Padonia Road, Timonium, Maryland (hereinafter called the “Building”) constituting 84,354 leaseable square feet comprised of 50,712 leaseable square feet on the first floor and 33,642 leaseable square feet on the second floor  of the Building, and being all of the space leased under the Overlease.  A copy of the Overlease is annexed hereto as Exhibit A.

B.                                     Sublandlord and Subtenant desire to consummate a subleasing of the entire Premises in stages consisting of the Data Room and Phone Switch Area consisting of 2,500 leaseable square feet in the first floor and the entire portion of the Premises on the second floor, for a total of 36,142 leaseable square feet (“First Stage”) and the balance of the Premises on the first floor consisting of 48,212 leaseable square feet (the “Second Stage”), as outlined on Exhibit B annexed hereto and made a part hereof in such Stages or blocks thereof as the Commencement Date thereof occurs pursuant to this Sublease (collectively, the “Subleased Premises”), on the terms and conditions contained in this agreement (hereinafter called the “Sublease”).

C.                                     Capitalized terms used herein without definition which are defined in the Overlease shall have the same meaning herein as given to such terms in the Overlease.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, it is hereby agreed as follows:

1.                                       Subleased Premises, Term and Fixed Rent.

1.1                                 (a)                                  Sublandlord hereby leases to Subtenant and Subtenant hereby hires from Sublandlord the Subleased Premises, for a term (the “Sublease Term”) to commence (i) as to the First Stage upon Sublandlord’s receipt of Overlandlord’s written consent to the Sublease (hereinafter called the “Sublease Commencement Date”); and (ii) as to the entire Second Stage (or blocks thereof) upon the earlier of (A) April 1, 2003 or (B) such date after December 15, 2002 that the entire Second Stage or blocks of space thereof is, in either case, available for occupancy by Subtenant, provided that Sublandlord gives Subtenant at least sixty (60) days prior notice of such earlier availability date stating the number of leaseable square feet in such Second Stage or such block and the date of availability thereof, or (C) as to the entire Second Stage or any portion of the Second Stage which is available for occupancy by Subtenant and Subtenant takes occupancy thereof, the date on which the entire Second Stage or such portion of such Second Stage is available for occupancy by Subtenant and Subtenant takes occupancy thereof (occupancy as used herein  includes any possession thereof by Subtenant for any purpose and available for occupancy shall mean free of occupancy by Sublandlord’s employees or by any third party other than Canterbury as to the Canterbury Space), provided, however, if the entire Second Stage has not been made available for occupancy by Subtenant on or before April 1, 2003, other than  due to an act or omission of Subtenant, its agents, contractors or employees, the April 1, 2003 date shall be postponed until the entire Second Stage or such blocks thereof is so made available, and provided, further,  however no such date shall be prior to the Sublease Commencement Date (the date on which the Second Stage or the first block in the Second Stage is so made available to Subtenant or Subtenant so takes occupancy thereof, is hereinafter called the “Second Stage Commencement Date”), and to end on May 30, 2004 as to ten (10) leaseable square feet in the northeast corner of the second floor of the Subleased Premises and on May 31, 2004 as to the balance of the Subleased Premises, or on such earlier date on which this Sublease  may be cancelled or terminated pursuant to any of the provisions of this Sublease or the Overlease or pursuant to law (hereinafter called the “Sublease Expiration Date”).

(b)                                 The Subtenant shall pay to Sublandlord annual fixed rent for the Term (the “Fixed Rent”) of $43,822.18 per month from and after the Sublease Commencement Date until the day prior to the Second Stage Commencement Date, and $43,822.18 per month from and after the Second Stage Commencement Date plus $1.22 per month per leaseable square foot of space in the Second Stage or each block in the Second Stage from and after the Second Stage or such block having been so made available to Subtenant or Subtenant so takes occupancy thereof, until all of the space in the Second Stage has been so made available or Subtenant so takes occupancy thereof (the “Final Delivery Date”) when the Fixed Rent shall be $102,279.23 per month (“the Rent Commencement Date”).  Such Fixed Rent shall be payable at Sublandlord’s office provided therefor in Section 7.1 hereof (or such other location as Sublandlord shall designate) by check drawn on a bank which is either (i) a member of the New York Clearing House Association or (ii) Bank of America N.A. or a similar banking institution, in advance in equal monthly installments, without prior demand, offset, abatement or deduction, except as expressly provided herein, on or before the 25th day of each month in respect of the next succeeding month during the Sublease Term, commencing on the Sublease Commencement Date.

(c)                                  The License Agreement dated October 25, 2002 between Sublandlord and Subtenant is superseded by this Sublease from and after the Sublease Commencement Date and any license fee paid thereunder as to any period after the Sublease Commencement Date shall be applied to the Fixed Rent payable under this Sublease.

(d)                                 If the Rent Commencement Date as to any Stage (or as to the Second Stage, at the date any block of space in the Second Stage is so made available) occurs on a day other than the first day of a month, Fixed Rent from such day until the first day of the following month shall be prorated and shall be payable, in advance, on the applicable Rent Commencement Date (or such block delivery date).

(e)                                  Notwithstanding the foregoing, if Subtenant is not in monetary default or material nonmonetary default (beyond any applicable notice and opportunity to cure as to such nonmonetary default) hereunder on May 1, 2004, Subtenant shall not be obligated to pay Fixed Rent for last month of the Term.

(f)                                    Subtenant shall accept this Sublease of the Subleased Premises in the Second Stage outlined in Exhibit C attached hereto (the “Canterbury Space”) subject to that certain Sublease dated July 31, 1987, and amended April 30, 1997, by and between Sublandlord’s predecessor in interest, as sublandlord, and Canterbury Delly Inc. (“Canterbury”) as subtenant (the “Canterbury Sublease”) of the Canterbury Space.  On the date when the Canterbury Space becomes part of the Subleased Premises in accordance with Section 1.1(a) hereof (the “Canterbury Space Delivery Date”), the provisions of the Assignment and Assumption Agreement (Canterbury Sublease) attached hereto as Exhibit C shall become effective, and in confirmation thereof Sublandlord and Subtenant shall execute and deliver the Assignment and Assumption Agreement (Canterbury Sublease) and Sublandlord and Subtenant shall notify Canterbury that from and after the Canterbury Space Delivery Date the Sublandlord’s interest in the Canterbury Sublease has been assigned to Subtenant and Subtenant shall be the sublandlord thereunder from and after the Canterbury Space Delivery Date.  Sublandlord represents that the equipment referred to in the Canterbury Sublease as being covered by an equipment lease was purchased pursuant thereto by Canterbury.  Sublandlord shall no later than thirty (30) days prior to the Canterbury Space Delivery Date request that Canterbury execute and deliver an estoppel certificate as to the matters referred to in Section 2.10, but as the estoppel is not required by the Canterbury Sublease, Sublandlord shall have no obligation or liability for failure to obtain such estoppel.

(g)                                 Sublandlord shall use best commercial efforts to cause the Final Delivery Date to occur by April 1, 2003.

1.2                                 (a)                                  In addition to the provisions of Section 4.1 hereof regarding Escalation Rent (as defined in Section 4.1 hereof), Subtenant shall also pay to Sublandlord, as additional rent under this Sublease, the applicable Subtenant’s Proportionate Share of all other additional rent and other charges payable by Sublandlord to Overlandlord pursuant to the Overlease, provided, however, Subtenant shall pay one hundred (100%) percent  of all charges for work, utilities, services and/or labor provided to the Subleased Premises by Overlandlord during any time that is not normal business hours or in excess of work, services, utilities and/or labor provided for in the Overlease to be without charge or fee to the Subleased Premises, or at the request of Subtenant, and charges with respect to alterations to the Subleased Premises by Subtenant.  For the purposes hereof, Subtenant’s Proportionate Share is a percentage based on a fraction, the numerator of which is the leaseable square feet in the Subleased Premises from time to time in stages and blocks pursuant to Section 1.1(a) hereof and the denominator of which is 84,354 leaseable square feet, until the Final Delivery Date when the Subtenant’s Proportionate Share shall be 100%.

(b)                                 Until the Final Delivery Date, Subtenant shall pay to Sublandlord as additional  rent hereunder $1.80 per annum per leaseable square foot of the Subleased Premises, in lieu of paying for electric supplied to the Subleased Premises directly to the provider. On the Final Delivery Date, Section 8.1 of the Overlease shall be incorporated pursuant to Section 2.1(a) hereof and Subtenant shall arrange for payment by Subtenant directly to the provider of all electric supplied to the Subleased Premises.

1.3                                 All such additional rent and other charges so payable by Subtenant shall be paid within twenty (20) days after Subtenant’s receipt of the bill therefor, without offset, abatement or deduction.

1.4                                 If Subtenant shall default in the payment of any sums due under this Section 1 or of any Escalation Rent beyond any applicable notice and cure period, in addition to any other right or remedy, Sublandlord shall have the same rights and remedies as in the case of a default by Subtenant in the payment of Fixed Rent.

1.5                                 Subtenant shall have the use of its applicable Subtenant’s Proportionate Share of the parking spaces in the Building parking areas available to Sublandlord under the Overlease.  Subtenant’s rights to and its use of the Building parking areas is subject to the terms and conditions of the Overlease and the Rules and Regulations of the Overlandlord, and Subtenant shall comply therewith.

1.6                                 This Sublease is conditioned upon the consent thereto by Overlandlord, which consent shall be evidenced by Overlandlord’s signature appended hereto or a separate consent in the standard form utilized by Overlandlord for such purposes so long as such form of consent does not materially and adversely affect either of the parties’ respective rights and obligations hereunder (unless such requirement be waived by the party adversely affected thereby).  Sublandlord agrees promptly to request such consent, but Sublandlord shall have no responsibility or liability whatsoever if such consent is refused or not obtained for any reason whatsoever or for no reason. Subtenant agrees to cooperate with Sublandlord with respect thereto and to furnish all financial statements, references and other data with respect to Subtenant as Overlandlord may reasonably request in accordance with the provisions of the Overlease and execute and deliver such consent form provided by Overlandlord.  In the event that Overlandlord notifies Sublandlord that Overlandlord will not give such consent, Sublandlord will so notify Subtenant this Sublease shall be deemed to be canceled and without force or effect.  In the event that the previous sentence does not apply but Sublandlord does not receive such consent of Overlandlord by November 25, 2002, then, upon written notice to the other, Sublandlord or

Subtenant may cancel this Sublease, and upon the giving of such notice, this Sublease shall be deemed canceled and of no further force or effect.  If either of the two (2) previous sentences shall be applicable, Sublandlord and Subtenant shall have no further obligations or liabilities to the other with respect to this Sublease.

1.7                                 Sublandlord shall use reasonable commercial efforts to procure (i) a non-disturbance and recognition agreement from the Overlandlord in favor of this Sublease (“Recognition Agreement”), which shall provide among other things that so long as this Sublease shall be in full force and effect, and Subtenant shall not be in default following the applicable notice and/or cure period, in the event of the termination of the Overlease due to Sublandlord’s default thereunder without the default of Subtenant hereunder, then this Sublease shall remain in full force and effect and Subtenant will attorn to Overlandlord and Subtenant’s rights herein shall remain undisturbed, and (ii) an estoppel certificate by Overlandlord as to the Overlease and the matters referred to in Section 2.10 hereof (an “Estoppel”), provided, however, Sublandlord shall not be required to commence any litigation, make any payment or expend any sums, other than the normal out-of-pocket expenses of making a request therefor.  The failure to obtain such Recognition Agreement and/or Estoppel shall not affect any of the other rights and obligations of Subtenant and Sublandlord under this Sublease, nor shall such Recognition Agreement and/or Estoppel be a condition to, or create a delay in, obtaining the consent of Overlandlord as provided in Section 1.6 hereof, and such consent shall be deemed obtained even if such Recognition Agreement and/or Estoppel is not obtained.

2.                                       Provisions of Overlease, Etc.

2.1                                 From and after the Sublease Commencement Date, all of the terms, covenants, conditions and provisions in the Overlease accruing from and after the Commencement Date are hereby incorporated in, and made a part of this Sublease, except as herein otherwise expressly provided, and except those which are inconsistent with or modified by any of the terms, covenants or conditions of this Sublease, and except for the obligation to pay rent and additional rent under the Overlease; and such rights and obligations as are contained in the Overlease are hereby imposed upon the respective parties hereto with the same force and effect as if (i) references in the Overlease to the “Lease” and to the “Premises” were references, respectively, to this Sublease and the Subleased Premises (as to each Stage or block of space thereof, from and after the Commencement Date thereof pursuant to the Sublease), and (ii) references in the Overlease to “Landlord” and “Tenant” (or “BTAB”) were references, respectively, to Sublandlord and Subtenant and references to “Commencement Date” or “Commencement of the Term” were references to “Sublease Commencement Date”; provided, however, with reference to this Sublease:

(a)                                  For the purposes of this Sublease, Sections 1.1 (other than 1.3) through 1.10, 1.12, 1.13, 2 (other than 2(a), 2(c) and 2(f)), 3.1, 3.3, 3.4, 3.5, 4, 5, reference to Mercantile-Safe Deposit & Trust Co. in Section 5.2 shall mean Mercantile Bank & Trust Company, 5.3, 5.4, 5.5, 6.1 (first sentence), 7.2, 7.4 (second sentence; it being understood that Section 7.4 as so incorporated is modified to provide that Sublandlord shall not make alterations, additions and improvements to the Subleased Premises so long as this Sublease is in full force and effect as to such respective portions of the Subleased Premises except pursuant to Section 14.2 of the Overlease as incorporated in this Sublease), 8.3 (third sentence), 10.1, 10.2 (first sentence), 10.3,

10.4, 11.1 (last sentence), 11.3 (the amount of $1,000,000 in Section 11.3 shall be $5,000,000 which may be provided by an umbrella policy), 13 (first through fifth paragraphs), 14.1(i), 19, 20, 21, 22.7, 22.10 (second sentence), Exhibit B, First Amendment (other than paragraph 8.1), Second Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment and Seventh Amendment (other than paragraph 5) shall not be deemed incorporated in or made a part hereof.

(b)                                 References to “Landlord” in Sections 1.11, 1.14, 2(e), 3.2, 5.7 (second sentence), 6.1, 6.2, 7.5, 8.3, 9.1, 9.2, 9.3 (except last paragraph), 10.2 (second sentence), 11.1 (except second sentence), 11.2, 12.3, 17.2, 22.10 (first sentence), Exhibit C and paragraph 8.1 of First Amendment of the Overlease shall, notwithstanding the incorporation herein pursuant to clause (a), mean “Overlandlord”.

(c)                                  References to “Landlord” in Sections 6.3 (both), 9.3 (last paragraph) (both), 12.1 (both), 12.2, 12.5, 15 (both and which access rights, in the case of Sublandlord, during the last ten (10) days of the Subleased Term shall include the right to remove any FF&E and Special Equipment which shall not be purchased by Subtenant pursuant to Section 3.3(e) and 3.4 hereof (and which Sublandlord may be or is obligated to remove pursuant to the Overlease prior to the expiration of the Overlease), 16 and 22.17 of the Overlease shall, notwithstanding the incorporation herein pursuant to clause (a), mean “Overlandlord” or “Sublandlord”, except where otherwise stated herein to mean both “Overlandlord” and “Sublandlord” by the use of the word “(both)”.

(d)                                 References in the Overlease as incorporated herein pursuant to clause (a) above to “Basic Annual Rent” shall mean “Fixed Rent” herein and to “Building Expenses” and “Taxes” payable shall mean “Escalation Rent” herein.

(e)                                  References in the Overlease to work or repairs to be performed or services or maintenance to be supplied by “Landlord” in respect of the Premises shall continue to mean and provide that such work or repairs shall be performed and services or maintenance provided by Overlandlord (and not by Sublandlord) pursuant to the terms, covenants and conditions of the Overlease relating to the Subleased Premises, as incorporated herein.  Nothing herein shall be deemed to detract from the provisions of Sections 2.1(i) and 2.5(d) hereof.

(f)                                    Except as otherwise expressly set forth herein, all notice or cure periods of Subtenant provided for herein or other time limits for Subtenant to give notice or perform any act, condition or covenant, or exercise any right or remedy, shall be the same as those provided for in the Overlease, but reduced by the greater of 25% (rounded to the greatest reduction) or three (3) days.

(g)                                 Sublandlord may, in its sole discretion, prior to the Final Delivery Date, elect to exercise any or all of its self-help rights as Tenant under the Overlease pursuant to Section 8.3 thereof, provided, however, in the event such self-help rights pertain solely to the Subleased Premises, Sublandlord shall obtain the consent of Subtenant prior to the exercise of such rights within the Subleased Premises, except to the extent Sublandlord’s failure to exercise such rights could adversely affect the remainder of the Premises or any portion thereof or any of Sublandlord’s rights as Tenant under the Overlease.  Subtenant agrees that if Sublandlord elects to exercise any such rights,  Subtenant shall reimburse Sublandlord for Subtenant’s Proportionate

Share of the reasonable third party cost incurred by Sublandlord therefor (including by reason of any indemnity of Overlandlord in connection therewith but excluding any reimbursement therefor which has at such time been paid by Overlandlord to Sublandlord), or if such self-help rights pertain to only a portion of the Premises a proportionate percentage thereof, which shall be 100% if pertaining only to the Subleased Premises, such reimbursement to be made by Subtenant within twenty (20) days after receipt of a detailed invoice therefor, provided that if Overlandlord shall after such payment by Subtenant reimburse Sublandlord for all or any portion of such costs, and Subtenant is not in default under the provisions of this Sublease, Sublandlord will reimburse Subtenant for the amounts paid to Sublandlord by Subtenant pursuant to this sentence to the extent of the applicable percentage thereof (in accordance with this sentence) of such costs so reimbursed to Sublandlord from Overlandlord.  If, however, Sublandlord elects not to exercise any of or all such self-help rights, Sublandlord shall not be liable to Subtenant for any costs, liabilities or expenses, all of which are hereby released by Subtenant.  In the event that Sublandlord notifies Subtenant that Sublandlord elects not to exercise its self-help rights pursuant to Section 8.3 of the Overlease, or has not given such notice but does not commence to utilize its self-help rights pursuant to Section 8.3 of the Overlease within five (5) Business Days (or a shorter period as may be necessary in case of an emergency) after the time Sublandlord is permitted to do so under the Overlease or Sublandlord commences to do so but does not diligently prosecute such right, or if such rights shall be exercisable after the Final Delivery Date, and Overlandlord’s failure materially interferes with Subtenant’s use of the Subleased Premises for the conduct of its business (and does not affect (other than to a de minimis extent) any portion of the Premises other than the Subleased Premises), Sublandlord agrees that Subtenant may exercise such right under said Section 8.3 in the name, place and stead of Sublandlord.  In such event, Sublandlord shall use reasonable good faith efforts to obtain reimbursement therefor from Overlandlord pursuant to Subsection 8.3 of the Overlease.

(h)                                 If (i) Sublandlord fails to perform any of its obligations under the Overlease (other than by reason of Subtenant’s acts or omissions, and Overlandlord has given a notice of default with respect thereto, which failure has not been cured continues within five (5) days in the case of a monetary default or within ten (10) days in the case of a non-monetary default, in each case from the date Overlandlord gives Sublandlord notice of such default; (ii) Subtenant is not in default under this Sublease beyond any applicable notice and/or cure period and (iii) Subtenant notifies Sublandlord after the expiration of such five (5) day or ten (10) day period of such failure and of Subtenant’s intention to cure same, which notice shall specify that such notice is being given in accordance with this Section 2.1(h), and shall contain the following statement in capitalized bold type: “IF YOU FAIL TO PERFORM THE OBLIGATION REFERENCED IN THIS NOTICE WITHIN THE TIME PERIOD SPECIFIED IN SECTION 2.1(h) OF THE SUBLEASE, WE SHALL EXERCISE OUR SELF-HELP REMEDIES UNDER THAT SECTION”, and, provided that Sublandlord shall not be diligently prosecuting such cure, then at Subtenant’s election (if Subtenant elects to exercise its cure rights hereunder), Subtenant may two (2) days after Sublandlord’s receipt of Subtenant’s notice take such actions as may be reasonably necessary to cure such failure and Sublandlord shall reimburse Subtenant for the reasonable third party costs incurred by Subtenant in performing same within thirty (30) days after receipt by Sublandlord of a written statement from Subtenant as to the amount of such costs, provided the performance of such obligation by work or labor by Subtenant prior to the Final Delivery Date shall not take place in the portion of the Premises which has not become part of the Subleased Premises pursuant hereto..

2.2                                 (a)                                  This Sublease and all rights of Subtenant hereunder are and shall be subject and subordinate in all respects to the Overlease and all of the terms, covenants, agreements, provisions and conditions of the Overlease, and to all modifications, amendments and extensions of the Overlease and to all of Sublandlord’s obligations under the Overlease. Sublandlord agrees with Subtenant that so long as Subtenant is not in default hereunder, beyond any applicable notice and/or cure period, Sublandlord shall not enter into any modification or amendment to the Overlease which will prevent or materially adversely affect the use by Subtenant of the Subleased Premises in accordance with the terms of this Sublease, increase the obligations of Subtenant or decrease its rights under the Sublease or in any other way materially adversely affect Subtenant.  Notwithstanding the foregoing, Subtenant and Sublandlord agree that Sublandlord shall (if requested by Subtenant) enter into the Agreement Regarding Lease by and among Sublandlord, Overlandlord and Subtenant, in the form attached hereto as Exhibit E, whereupon the Overlease shall be deemed to include such Agreement Regarding Lease, although the same shall not be incorporated herein pursuant to Section 2.1 hereof.

(b)                                 Subtenant shall duly and fully keep, observe and perform each and every term, covenant, provision and condition on Sublandlord’s part to be kept, observed and performed pursuant to the Overlease as incorporated herein, including, without limitation, the Rules and Regulations adopted by Overlandlord pursuant thereto, except as may otherwise be specifically provided in this Sublease.  In furtherance of the foregoing and notwithstanding anything herein to the contrary, Subtenant shall not (i) take or permit any action inconsistent with the terms of the Overlease or, (ii) do or (within Subtenant’s reasonable control) permit to be done anything which Sublandlord is prohibited from doing or permitting under the Overlease, or otherwise do or suffer to permit anything to be done which would result in a default under the Overlease or cause the Overlease to be terminated or forfeited, or (iii) take any action or do or (within Subtenant’s reasonable control) permit anything to be done which could result in any additional cost or other liability to Sublandlord under or pursuant to the Overlease.

2.3                                 If for any reason whatsoever the Overlease is terminated, by either the Overlandlord or by Sublandlord, including, without limitation, in the event of any damage, destruction or condemnation with respect to all or part of the Premises, this Sublease shall thereupon be terminated, and Sublandlord shall not be liable to Subtenant by reason thereof for any loss, cost or expense incurred by Subtenant in connection therewith, unless said termination shall have been effected because of the breach or default of Sublandlord under the Overlease (and Subtenant is not in default hereunder beyond any applicable notice and/or cure period as to the corresponding breach under this Sublease) or voluntary surrender of the Overlease by Sublandlord to Overlandlord (which shall not be deemed to include a right of termination by reason of casualty or condemnation), provided that in no event shall Sublandlord be liable to Subtenant for any loss, cost or expense incurred by Subtenant if Overlandlord shall accept an attornment by Subtenant to Overlandlord upon substantially the same (or more favorable to Subtenant) terms as provided in this Sublease and provided further that in no event shall Sublandlord be liable for any special, consequential or punitive damage to Subtenant.

2.4                                 [Intentionally Omitted]

2.5                                 (a)                                  Notwithstanding anything to the contrary contained in this Sublease, Subtenant shall not under any circumstances seek or require Sublandlord to perform or provide or to cause there to be  performed or provided any work (except as expressly provided for herein), services, maintenance or repairs.  Subtenant only receive such work and such services, utilities, parking facilities, maintenance and repairs which pursuant to the terms of this Sublease Overlandlord is or may be obligated to furnish or to do, in or about the Subleased Premises or Building pursuant to the terms of the Overlease.  Nothing herein shall be deemed to detract from the provisions of Sections 2.1(i) and 2.5(d) hereof.

(b)                                 Subject to the provisions of Section 1.2(a) hereof, Subtenant may request any work, services, utilities, parking facilities, maintenance or repairs by Overlandlord for which Overlandlord may charge Sublandlord under the Overlease, subject to the consent of Overlandlord, except if Subtenant is in default beyond any applicable notice and/or cure periods in payment for any such work, services, utilities, maintenance and repairs previously so provided to the Subleased Premises or otherwise under this Sublease.  In the event Subtenant desires any additional services from Overlandlord which are not provided in the Overlease and require an additional charge, Subtenant may request such additional services from Overlandlord, provided such services shall not be obtained pursuant to the Overlease and Overlandlord so agrees and further agrees that Sublandlord shall have no liability therefor.

(c)                                  Sublandlord shall in no event be liable to Subtenant nor , except as may be expressly provided in this Sublease, shall the obligations of Subtenant hereunder be impaired or abated or the performance hereof by Subtenant be excused because of (i) any failure or delay on Overlandlord’s part in furnishing any services, utilities, parking facilities or maintenance or in doing such repairs or work, including those which may be contemplated by this Sublease, (ii) any other failure of the Overlandlord to observe and perform its covenants and agreements pursuant to the Overlease, or (iii) the acts or omissions of the Overlandlord, its agents, contractors, servants, employees, invitees, or licensees.  If Overlandlord shall default in any of its obligations to Sublandlord with respect to the Subleased Premises, Sublandlord will use reasonable efforts to cause Overlandlord to perform and observe such obligations (except that Sublandlord shall not be obligated to commence any legal proceedings against Overlandlord except as provided in Section 2.5(d) hereof, use any self-help rights or to make any payment of money or other consideration), but Sublandlord shall have no liability for failure to obtain the observance or performance of such obligations by Overlandlord or by reason of any default of Overlandlord under the Overlease, of any failure of Overlandlord to act or to grant any consent or approval under the Overlease, or from any misfeasance or nonfeasance of Overlandlord, nor shall the obligations of Subtenant hereunder be excused or abated in any manner by reason thereof except as otherwise expressly provided herein.  If Sublandlord elects to commence legal or other proceedings against the Overlandlord to enforce Sublandlord’s rights under the Overlease which are applicable to Subtenant and the Subleased Premises as well as to the Sublandlord as tenant as to the remainder of the Premises, and if Subtenant requested Sublandlord to do so in writing or consented to Sublandlord doing so in writing, Subtenant shall be responsible to reimburse Sublandlord for Subtenant’s Proportionate Share of the reasonable third party costs of such proceedings, including, without limitation, reasonable attorneys’ fees incurred by Sublandlord or if such pertain only to a portion of the Premises a proportionate percentage thereof, provided that Subtenant shall reimburse Sublandlord for one hundred (100%)

percent thereof if such pertain only to the Subleased Premises), such reimbursement to be made by Subtenant within twenty (20) days after demand therefor.

(d)                                 If Subtenant requests Sublandlord to institute legal, insurance premium contest (pursuant to the last sentence of Section 11.1 of the Overlease) or audit proceedings against Overlandlord in the name of Sublandlord to enforce Sublandlord’s rights as Tenant under the Overlease, but Sublandlord shall elect not to do so (which election must be made within five (5) Business Days after receipt by Sublandlord of Subtenant’s request), Sublandlord shall promptly, at Sublandlord’s option, either (i) assign to Subtenant its causes of action or rights against Overlandlord to the extent applicable to Subtenant, the Subleased Premises or Subtenant’s rights hereunder and shall permit Subtenant to institute such legal, insurance premium contest or audit proceeding against Overlandlord in the name of Subtenant or, if necessary in order to effectuate the benefit of such assignment, in the name of Sublandlord, provided Subtenant shall use counsel reasonably approved by Sublandlord if prosecuted in the name of Sublandlord (but Sublandlord hereby approves Neuberger, Quinn, Gielen, Rubin & Gibber, P.A. or (ii) institute legal, insurance premium contest or audit proceedings against Overlandlord at the request  of Subtenant in the name of Sublandlord, provided in either of (i) or (ii) that (A) Subtenant shall not then be in default under this Sublease, of which default Subtenant shall have been given notice, (B) such proceeding shall be prosecuted at the sole cost and expense of Subtenant and Subtenant shall agree to indemnify and hold harmless Sublandlord from any claims, liabilities, damages, costs and expenses, including any reasonable attorneys’ fees incurred by Sublandlord as a result of Subtenant exercising its rights under this subsection, (C) such proceeding is a bona fide attempt by Subtenant to enforce Sublandlord’s rights under the Overlease applicable to Subtenant and the Subleased Premises and is not primarily of nuisance value and (D) Subtenant shall not settle such proceeding without the prior written consent of Sublandlord, if such settlement would impose any liability on Sublandlord or amend or modify the Overlease.

(e)                                  If as a result of the provisions of Section 10.2 or 12.4 of the Overlease, Overlandlord has abated any of the base rents and tax and operating expense reimbursements or other additional rent payable by Sublandlord as tenant of the Subleased Premises under the Overlease, with respect to the Subleased Premises Sublandlord shall, without duplication of any other provision of this Sublease,  correspondingly abate the Fixed Rent and/or Escalation Rent or other additional rent payable under this Sublease as to all or part of the Subleased Premises, as applicable under the Overlease as to which rent is abated under the Overlease and for as long as such abatement shall continue under the Overlease, provided, however, nothing herein shall be deemed to detract from the provisions of Sections 2.5(c) and (d) hereof.

2.6                                 If in this Sublease, Subtenant is required to obtain Sublandlord’s consent or approval, Subtenant understands that Sublandlord may be required to first obtain the consent or approval of Overlandlord pursuant to the Overlease which Sublandlord agrees to promptly seek from Overlandlord prior to Sublandlord giving its consent or approval thereto if Subtenant so requests together with its request given to Sublandlord therefor.  Sublandlord will, in any event, cooperate with Subtenant in requesting any such consent or approval.  Subtenant shall reimburse Sublandlord for any reasonable costs or expenses payable under the Overlease or otherwise reasonably incurred to third parties by Sublandlord in connection with requesting Overlandlord’s consent or approval on behalf of Subtenant with respect to any matter as to which Overlandlord’s consent or approval is required under the Overlease or hereunder.  If Overlandlord should refuse such consent or approval, Sublandlord shall be released of any obligation to grant its consent or approval with respect to such matter whether or not Overlandlord’s refusal, in Subtenant’s opinion, is arbitrary or unreasonable, provided, however, nothing herein shall be deemed to detract from the provisions of Sections 2.5(c) and (d) hereof.  It is understood and agreed that Subtenant shall not be required to obtain Sublandlord’s consent pursuant to the provisions of Sections 7.5 and 9.3 of the Overlease as incorporated herein.

2.7                                 [Intentionally Omitted]

2.8                                 Subtenant expressly agrees that if, for any reason, the Overlease should be terminated prior to the expiration date therein set forth or if Overlandlord shall succeed to Sublandlord’s estate in the Subleased Premises, then (except as may be provided in any Recognition Agreement) at Overlandlord’s election Subtenant shall attorn to and recognize Overlandlord as Subtenant’s landlord under this Sublease, any provision of law to the contrary notwithstanding.  Subtenant shall promptly execute and deliver to Overlandlord any certificate or other instrument Over-landlord may request to evidence such attornment.

2.9                                 Sublandlord agrees to promptly forward to Subtenant, upon receipt thereof by Sublandlord, a copy of each notice of default received by Sublandlord in its capacity as tenant under the Overlease and that Sublandlord shall concurrently provide Subtenant with a copy of any notice of default which it sends to Overlandlord during the Sublease Term.  Subtenant agrees to promptly forward to Sublandlord, upon receipt thereof, copies of any notices received by Subtenant with respect to the Subleased Premises from Overlandlord or from any governmental authorities.

2.10                           Sublandlord represents that (i) it is the holder of the interest of the tenant under the Overlease, (ii) the Overlease is in full force and effect, and (iii) to the best of Sublandlord’s knowledge, neither Sublandlord nor Overlandlord are currently in default thereunder.

2.11                           Subtenant agrees to indemnify Sublandlord and hold Sublandlord harmless from all losses, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and expenses) that Sublandlord may incur, or for which Sublandlord may be liable, to the Overlandlord, arising from the acts or omissions of Subtenant, Subtenant’s agents, contractors, employees, invitees, or licensees, that are the subject matter of any indemnity or hold harmless of Sublandlord to Overlandlord under the Overlease, and all amounts payable by Subtenant to Sublandlord on account of such indemnity shall be deemed to be rent hereunder and shall be payable upon demand or otherwise.

3.                                       “As Is”; Delivery of Subleased Premises; Equipment and FF&E in Subleased Premises.

3.1                                 Subtenant has examined the Subleased Premises, is aware of the physical condition thereof, and agrees to take the same “as is,” with the understanding that there shall be no obligation on the part of Sublandlord to incur any expense whatsoever in connection with the preparation of the Subleased Premises for Subtenant’s occupancy thereof.  Neither Sublandlord nor Sublandlord’s agents or other representatives have made, nor has Subtenant relied upon, any representations, warranties, or promises, express or implied, with respect to the Subleased

Premises or the equipment and improvements therein situated or serving the same or the physical condition thereof or Overlandlord’s or Sublandlord’s title thereto, or compliance with laws with respect thereto or with respect to any other matter or thing relating to the Subleased Premises.

3.2                                 Sublandlord shall not be subject to any liability for failure to give possession of any Stage of the Subleased Premises and the validity of this Sublease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this Sublease, nor shall the rents payable hereunder be abated.

3.3                                 (a)                                  Prior to the Final Delivery Date, Sublandlord will permit Tenant to connect to and/or  utilize, as hereinafter provided, the uninterrupted power system (“UPS”), back-up emergency generator and associated underground fuel storage tank (“EPS”), the Leibert Supplemental HVAC (“Leibert”), the Key Card Access System (including on-site system infrastructure, Badge Readers, video and recording equipment, and cameras but not including the off-site server or recording equipment infrastructure (“Key Card”), Cisco Switches and   Routers ( excluding the two 6500 units) (“Cisco Equipment”), Paging System and infrastructure (“Paging System”), and Light Interface Units in the data center closets (“LIUs”). Subtenant as an occupant of the Building may receive the benefit of the two 13.2 KvA feeders (transformer size 3 phase 100 KvA 120) with transfer switches installed by the public utility servicing the Building (the “Electric Switch”).  The UPS, EPS, Leibert, Key Card, Cisco Equipment, Paging System,  LIUs and Electric Switch are collectively referred to as “Special Equipment”.  Prior to the Final Delivery Date, Sublandlord shall have no obligation to repair or, if necessary, replace the Special Equipment unless requested in writing to do so by Subtenant as to any particular Special Equipment (provided that unless Subtenant wishes Sublandlord to repair or replace the particular Special Equipment which is in need of repair or replacement in order to be operable by so advising Sublandlord in writing to so repair and/or replace, Sublandlord shall have no further obligation to operate or maintain such particular Special Equipment).  Subject to the foregoing, Subtenant may connect to and/or  utilize, the Special Equipment, at the times and in the allocable shares thereof as hereinafter set forth and until the Final Delivery Date: Subtenant’s Proportionate Share from time to time of the KVA of EPS/UPS capacity from and after the Sublease Commencement Date and until the Final Delivery Date; Subtenant’s share, based on the portion of the Subleased Premises which constitutes the data center as compared to the entire data center, of the tonnage of the Leibert, from and after the time that any portion of the data center becomes part of the Subleased Premises; Subtenant’s Proportionate Share of the Key Card, from and after the Sublease Commencement Date; the Cisco Equipment which is in the Subleased Premises as each portion of the Premises becomes the Subleased Premises until the Final Delivery Date, 0% of the Paging System until the Final Delivery Date; and Subtenant’s share, based on the portion of the Subleased Premises which constitutes the data center as compared to the entire data center, of the  LIUs from and after the time that any portion of the data center becomes part of the Subleased Premises.  From and after applicable date as set forth above on which Subtenant may connect to and/or utilize the applicable Special Equipment until the Final Delivery Date, Subtenant shall pay its applicable share from time to time of the Sublandlord’s reasonable third party costs (exclusive of electric) to maintain in accordance with Sublandlord’s normal standards and operate, and as to any Special Equipment as to which Subtenant has so requested Sublandlord to repair, to repair and, if necessary, replace if Subtenant has so requested Sublandlord to replace, each of the particular Special Equipment as to which Subtenant has so requested Sublandlord, but provided

Subtenant has paid to Sublandlord the applicable costs thereof as provided in this paragraph, and provided, further, however, Subtenant shall pay 100% of Sublandlord’s reasonable third party costs to repair and, if necessary replace, any Special Equipment to the extent damaged due to Subtenant’s acts.  Sublandlord shall bill Subtenant from time to time and Subtenant shall pay Sublandlord the Subtenant’s applicable share of costs as aforesaid within twenty (20) days after being billed therefor as and to the extent set forth above in this paragraph, provided that at Sublandlord’s election, Subtenant’s payment as to any repair or replacement shall be made by Subtenant prior to Sublandlord being obligated to make such repair or replacement.  Notwithstanding the foregoing, from and after the Final Delivery Date, Subtenant may, from time to time, at Subtenant’s option and at its sole cost and expense, operate and shall, if it so operates, maintain, and shall, to the extent required by Subtenant’s acts or (to the extent required by the Overlease as to such Special Equipment which Subtenant is operating) omissions, repair and, if necessary, replace, some or all of the Special Equipment, and Sublandlord shall have no responsibility with respect thereto.

(b)                                 Until the Final Delivery Date, Sublandlord may perform repair and periodic maintenance shutdowns of the Special Equipment.  Sublandlord shall make commercially reasonable efforts to inform Tenant in advance of scheduled system maintenance shutdowns and shall make commercially reasonable efforts to reduce the extent of the interruptions in service.

(c)                                  Sublandlord shall not be liable or responsible to Tenant in any way for any loss, damage or expense which Subtenant may sustain or incur as a result of any failure or defect in any of the Special Equipment furnished to Tenant pursuant to this Section.  In no event shall Sublandlord be liable for special, consequential or punitive damages for any breach or failure arising under this Section.

(d)                                 Sublandlord makes no representations or warranties, express or implied, as to the Special Equipment, both as to their condition and as to their fitness for Subtenant’s purposes, and Subtenant shall accept the same “as is”.

(e)                                  If Subtenant is not in monetary default or in nonmonetary default (beyond any applicable notice and/or cure period as to such nonmonetary default) hereunder as of the last day of the Term, the provisions of the Bill of Sale attached hereto as Exhibit D shall become effective as of the last day of the Term as to all of the Special Equipment which Subtenant has notified Sublandlord at least forty-five (45) days prior thereto shall be included in the Bill of Sale.  In confirmation thereof Sublandlord shall execute and deliver the Bill of Sale to Subtenant as to the particular Special Equipment to be so included in the Bill of Sale.  If Subtenant does not timely give such notice, none of the Special Equipment shall be conveyed to Subtenant and included in the Bill of Sale.

3.4                                 Sublandlord shall provide Subtenant with the use of modular workstations and additional furniture, fixtures and equipment in the Premises as of the date hereof (the “FF&E”).  Subtenant shall have the right to use the FF&E in the applicable Stage upon the Commencement Date of such Stage (or in the case of the Second Stage, on the date when a block of space therein is made available to Subtenant), without payment of an additional charge or fee.  Such FF&E shall be used in their “as is” “where is” condition.  Sublandlord makes no representations or warranties regarding the condition of such FF&E.  All FF&E provided by Sublandlord as aforesaid shall be deemed Sublandlord’s property.  If Subtenant is not in monetary default or material nonmonetary default (beyond any applicable notice and opportunity to cure as to such nonmonetary default) hereunder as of the last day of the Term, the provisions of the Bill of Sale attached hereto as Exhibit D shall become effective as of the last day of the Term as to all particular FF&E which Subtenant has notified Sublandlord at least forty-five (45) days prior thereto shall be included in the Bill of Sale.  In confirmation thereof Sublandlord shall execute and deliver the Bill of Sale to Subtenant as to the particular FF&E to be so included in the Bill of Sale.  If Subtenant does not timely give such notice, none of the FF&E shall be conveyed to Subtenant and included in the Bill of Sale.

3.5                                 It is understood that notwithstanding the provisions of Section 2.1 hereof incorporating provisions of Sections 7.4, 9.2 and 9.3 of the Overlease into this Sublease, to the extent such incorporated provisions relate to the Special Equipment and FF&E, the provisions of this Section 3 shall govern and control with respect to the Special Equipment and FF&E in the event of any inconsistency with such incorporated provisions.

3.6                                 It is understood and agreed that Subtenant shall have no obligation to maintain, repair, replace or remove any Special Equipment or FF&E except as expressly provided in this Sublease.

4.                                       Additional Rent.

4.1                                 (a)                                  In the event any additional rent or other amounts are payable with respect to any time period falling within the term of this Sublease which are attributable to the provisions of Sections 5.3 and 5.4, as amended, of the Overlease (such additional rent payable by Sublandlord pursuant to Sections 5.3 and 5.4, as amended, of the Overlease being hereinafter called “Escalation Rent”) then Subtenant shall pay as additional rent pursuant to this Sublease an amount equal to the applicable Subtenant’s Proportionate Share of Escalation Rent.  At any time after receipt by Sublandlord of any statement for any Escalation Rent, or if Sublandlord is at any time obligated to pay any Escalation Rent, Sublandlord may deliver to Subtenant a statement with respect to the payment of Subtenant’s Proportionate Share of the Escalation Rent (which may be Overlandlord’s statement) and, within twenty (20) days after delivery of such statement, Subtenant shall pay to Sublandlord additional rent determined as aforesaid in this Section 4.1.

(b)                                 Sublandlord shall promptly deliver to Subtenant a copy of any annual statement received from Overlandlord and such additional back up documentation thereof as Subtenant may reasonably request that Sublandlord has received or has a right to obtain from Overlandlord pursuant to the Overlease.  If an annual statement is furnished by Overlandlord to Sublandlord which shows that there has been an overpayment by Subtenant of Escalation Rent or if Overlandlord shall notify Sublandlord that Sublandlord is entitled to a credit against subsequent rent due to a refund of Taxes or Operating Expense as to which Subtenant paid Escalation Rent, and if Overlandlord shall actually give Sublandlord credit therefor under the Overlease, Sublandlord shall permit Subtenant to credit the amount of such overpayment or Subtenant’s portion of such tax refund credit against the next subsequent rent payments under this Sublease.  After the termination of this Sublease and the payment to Sublandlord of the balance, if any, of all rent due hereunder, Sublandlord shall promptly pay to Subtenant the amount of any such credit not previously applied by Subtenant.  In the event that any Escalation Rent is due under the Overlease with respect to any period that includes any period that follows the Sublease Expiration Date, Subtenant’s obligations hereunder on account of such Escalation Rent shall be appropriately prorated.

(c)                                  Sublandlord shall be under no obligation to audit, challenge, object to or contest any such statement, any allocations or determinations made by Overlandlord pursuant to such Sections 5.3 and 5.4, or any tax assessment of the Building, although Sublandlord may do so in its sole discretion.  Notwithstanding the foregoing, if Subtenant shall within the time period permitted by the Overlease request Sublandlord to do so, Sublandlord shall diligently exercise such rights in its commercially reasonable judgment or permit Subtenant to do so pursuant to the provisions of Section 2.5(d).  In the event of an overpayment of Escalation Rent, Sublandlord shall promptly notify Subtenant thereof, and if Overlandlord has actually credited Sublandlord therefor under the Overlease, Sublandlord shall permit Subtenant to credit the amount of such overpayment, but less the applicable Subtenant’s Proportionate Share of all reasonable third party costs and expenses incurred by Sublandlord in connection with such dispute (to the extent not reimbursed by Overlandlord to Sublandlord) against the next subsequent rent payments under this Sublease.  After the termination of this Sublease and the payment to Sublandlord of the balance, if any, of all rent due hereunder, Sublandlord shall promptly pay to Subtenant the amount of any credit not previously applied by Subtenant.

(d)                                 Sublandlord has furnished Subtenant with a copy of Overlandlord’s current Escalation Rent bill for the period ending March 31, 2002.

(e)                                  Subtenant’s and Sublandlord’s liability for such amounts shall survive the expiration of the Sublease Term.

5.                                       Broker.

5.1                                 Subtenant and Sublandlord each covenants, represents and warrants that it has had no dealings or communications with any broker or agent in connection with the consummation of this Sublease other than TC Midlantic, Inc. and KLNB (which is representing Sublandlord), and Blue & Obrecht (which is representing Subtenant), and Subtenant and Sublandlord each covenants and agrees to pay, hold harmless and indemnify the other from and against any and all cost, expense (including reasonable attorneys’ fees) or liability for any compensation, commissions or charges claimed by any broker or agent other than the brokers above mentioned with respect to this Sublease or the negotiation thereof with which the party making such representation has dealt.  Sublandlord shall pay commission to said named brokers pursuant to separate agreements.

6.                                       Notices.

6.1                                 Any notice, demand or communication which, under the terms of this Sublease or under any statute or municipal regulation must or may be given or made by the parties hereto, shall be in writing and given or made by mailing the same by registered or certified mail, return receipt requested, addressed to the party for whom intended at its address as aforesaid, except that, after the Sublease Commencement Date, Subtenant’s address shall be deemed to be the

Building unless Subtenant shall give notice to the contrary and that a copy of all notices shall be sent to Richard Rubin, Esq., Neuberger, Quinn, Gielen, Rubin & Gibber, 1 South Street, 27th Floor, Baltimore, Maryland 21202.  Either party, however, may designate such new or other address to which such notices, demands or communications thereafter shall be given, made or mailed by notice given in the manner prescribed herein.  Any such notice, demand or communication shall be deemed given or served, as the case may be, on the date of receipt or if receipt is refused, on the date so refused.

7.                                       End of Sublease Term.

At the expiration or earlier termination of this Sublease for any reason, Subtenant shall thereupon restore the Subleased Premises to the condition as required by Section 9.3 of the Overlease as incorporated in this Sublease, and shall surrender and deliver up the Subleased Premises, remove all personal property and trade fixtures therefrom installed by Subtenant in the Subleased Premises and the FF&E which is to be included in the Bill of Sale pursuant to Section 3.4 hereof, as well as remove all of the Special Equipment which is to be included in the Bill of Sale pursuant to Section 3.3(d) hereof and which FF&E and/or Special Equipment Sublandlord shall be required to remove pursuant to the Overlease upon the expiration or earlier termination of the term of the Overlease, and leave the Subleased Premises “broom clean”, in good condition and repair, reasonable wear and tear and damage by fire or other casualty and condemnation excepted.

8.                                       Damage or Destruction.

8.1                                 If the Subleased Premises or the Building or any portion thereof are damaged or destroyed by fire or other casualty covered by Overlandlord’s fire and extended coverage insurance policy, Sublandlord shall notify Subtenant of Sublandlord’s receipt of Overlandlord’s good faith completion date to repair and restore such damage or destruction pursuant to Section 10.10 of the Overlease .  In the event such date is more than 240 days after the date of the damage, the Overlease provides that Subtenant shall have ten (10) days from the date of such notice to notify Sublandlord in writing whether it wishes to terminate this Sublease, whereupon this Sublease shall terminate thirty (30) days following such election.  In the event (i) Overlandlord’s good faith completion date is less than 240 days after the date of the damage, or (ii) such good faith completion date is more than 240 days after the date of the damage and neither Overlandlord nor Landlord elects to terminate the Overlease within the notice period provided in Overlease, then (if Subtenant has not terminated this Sublease), the Overlease provides that Overlandlord shall commence repair or restoration as soon as practicable and shall diligently pursue such repair and restoration to completion.  Notwithstanding the foregoing, however, Overlandlord shall have no obligation to repair any damage to, or restore, Sublandlord’s or Subtenant’s property located on the Premises.  The Overlease provides that Overlandlord shall pay the cost of repair of any damage or destruction of the Building or the Premises caused by the negligence or willful misconduct of Overlandlord or its agents.  Subtenant shall pay the reasonable cost of repair of any damage or destruction of the Premises, except to the extent caused by defects in construction of the Building or the negligence or willful misconduct of Overlandlord or its agents.  Subtenant shall pay the reasonable cost of repair of any damage or destruction of the Building caused by the negligence or willful misconduct of Subtenants or its agents.  The Overlease provides that the costs of Overlandlord’s repair of the

Premises or the Building shall include a reasonable overhead and profit charge by Overlandlord, if the damage is the result of Subtenant’s negligence or willful act.  Subtenant’s obligation to pay the cost of repairs for damage or destruction to the Premises or the Building shall be reduced by any insurance proceeds payable to Overlandlord for such damage or destruction, but only to the extent such insurance provides for a waiver of subrogation which permits such reduction of Subtenant’s obligations.  Subtenant shall vacate such portion of the Premises for such period of time as Overlandlord reasonably requires to enable Overlandlord to repair the Premises or the Building.

8.2                                 Pursuant to the Overlease, Overlandlord shall not have any obligation to repair, reconstruct, or restore the Premises during the last twelve (12) months of the Term of the Overlease, as a result of any damage to or destruction of the Premises if the cost of such repair, reconstruction or restoration, as reasonably estimated by Overlandlord, exceeds the portion of the Basic Annual Rental under the Overlease due for the remainder of the Term of the Overlease.  If Overlandlord so elects not to repair the Premises, Subtenant may elect to terminate this Sublease by written notice to Sublandlord within twenty (20) days of receipt of Overlandlord’s notification of such election.  If Subtenant elects to terminate this Sublease as provided above, this Sublease shall terminate twenty (20) days following the election by Subtenant to terminate this Sublease.  If Subtenant does not elect to terminate this Sublease within such twenty (20) day period, the rent and other expenses payable by Subtenant shall not abate, and pursuant to the Overlease, Overlandlord may repair the Premises at Sublandlord’s cost and expense, which cost and expense shall be paid by Subtenant as additional rent under this Sublease, and Subtenant shall deposit with Sublandlord in advance an amount estimated by Overlandlord as the cost of such repair.

9.                                       [Intentionally Omitted]

10.                                 Assignment and Sublet.

10.1                           Subtenant shall not, whether voluntarily, involuntarily or by operation of law, in any manner or by reason of any act or omission on the part of Subtenant or any party acting by or through Subtenant (w) assign or otherwise transfer this Sublease or the term or estate hereby granted, nor (x) sublet or underlet all or any part of the Subleased Premises, nor (y) permit the Subleased Premises or any desk space therein to be occupied by any person(s), nor (z) mortgage, pledge or encumber this Sublease or all or part of the Subleased Premises without first obtaining:

(i)                                     Overlandlord’s consent and all other required consents to such assignment or subletting as set forth in and pursuant to the terms of the Overlease, after Subtenant shall have complied with the provisions of the Overlease (provided, however, nothing herein shall be deemed to detract from the provisions of Sections 2.5(c) and (d) hereof), and

(ii)                                  Sublandlord’s consent in accordance with the terms of this Sublease.

If Subtenant is a corporation, partnership, or limited liability entity, then the transfer in one or more transactions of 50% or more of the voting stock, membership or equity interest of Subtenant, whether accomplished by merger, operation of law or otherwise, shall constitute an assignment for purposes of this paragraph, requiring that Subtenant  obtain the consent of the Sublandlord.

10.2                           Notwithstanding anything hereinbefore contained in Section 10.1 hereof, in the event Subtenant desires Sublandlord’s consent to an assignment of this Sublease or an underletting of all of the Subleased Premises, Subtenant by notice in writing shall notify Sublandlord of the name of the proposed assignee or undertenant, furnish such information as to the proposed assignee’s or undertenant’s financial responsibility and standing as Sublandlord may reasonably require, and furnish Sublandlord with a copy of the proposed assignment or underlease.

10.3                           Sublandlord covenants not to unreasonably withhold or delay its consent to such proposed assignment or underletting by Subtenant of the Subleased Premises to the proposed assignee or undertenant on said covenants, agreements, terms, provisions and conditions set forth in the notice to Sublandlord referred to in Section 10.2 hereof; provided, however, that Sublandlord shall not in any event be obligated to consent to any such proposed assignment or underletting unless there shall be no default by Subtenant (beyond any applicable notice and/or cure period) under any of the terms, covenants and conditions of this Sublease at the time that Sublandlord’s consent to any such assignment or underletting is requested and on the effective date of the assignment or the proposed underlease.

10.4                           All reasonable third party costs and expenses of Sublandlord incurred in connection with any actual or proposed assignment or underletting, including, without limitation, reasonable attorneys fees and disbursements, and any amounts payable under the Overlease as a result of such actual or proposed assignment or underletting, shall be paid by Subtenant, as additional rent hereunder, within twenty (20) days after demand.

10.5                           Subtenant and such assignee shall be jointly and severally liable for all obligations to be performed thereafter under this Sublease; and

10.6                           Any such sublessee of Subtenant shall have the right to further sublet the Subleased Premises and/or to assign its sublease of the Subleased Premises and any such assignee of Subtenant shall have the further right to assign this Sublease, subject to the provisions of this Sublease as if such subletting or assignment were made by Subtenant.

10.7                           Sublandlord shall be entitled to receive from Subtenant (as and when received by Subtenant) as an item of additional rent one hundred percent (100%) of all amounts received by Subtenant from any sub-subtenant or assignee in excess of the amounts payable by Subtenant to Sublandlord hereunder (hereinafter the “Transfer Premium”). The Transfer Premium shall be reduced by the reasonable transaction costs actually paid by Subtenant in order to assign this Sublease or to sub-sublet a portion of the Subleased Premises, provided that Subtenant provides Sublandlord with a detailed breakdown of all transaction costs associated with such assignment or subletting at the time Subtenant obtains Sublandlord’s consent and Sublandlord consents to such costs, which consent shall not be unreasonably withheld, conditioned or delayed (Sublandlord acknowledges that the following may constitute transaction costs: work allowances, alteration expenses and other expenses reasonably incurred by Subtenant).  “Transfer Premium” shall mean all Fixed Rent, Escalation Rent or other consideration of any type whatsoever payable by the assignee or sub-subtenant in excess of the Fixed Rent and Escalation Rent payable by Subtenant under this Sublease. Transfer Premium shall also include, but not be limited to, key money and bonus money paid by the assignee or sub-subtenant to Subtenant in connection with such assignment or sub-subletting, and any payment in excess of fair market value for services rendered by Subtenant to the assignee or sub-subtenant or for physical assets, fixtures, inventory, equipment, or furniture transferred by Subtenant to the assignee or sub-subtenant in connection with therewith.  For purposes of calculating the Transfer Premium, expenses will be deducted from any assignment proceeds or the first to be paid sublet rents.

11.                                 [Intentionally Omitted]

12.                                 Quiet Enjoyment.

12.1                           So long as Subtenant pays all of the rent and additional rent due under this Sublease and performs all of Subtenant’s other obligations hereunder, Subtenant shall peacefully and quietly have, hold and enjoy the Subleased Premises during the term of this Sublease, without hindrance or molestation by Sub-landlord or by anyone claiming by or through Sublandlord, subject, however, to the terms, provisions and obligations of this Sublease and the Overlease.

13.                                 Indemnity and Insurance.

13.1                           Subtenant hereby indemnifies and agrees to hold Sublandlord harmless from and against any and all claims (including, without limitation, claims of Overlandlord against Sublandlord), losses or damages, including, without limitation, attorneys’ fees and disbursements, resulting from or arising out of (a) Subtenant’s failure to perform any of the terms, covenants, conditions or agreements contained in or incorporated into this Sublease (or any consents hereto) which, by the terms of this Sublease (or such consents), Subtenant is obligated to perform, and (b) any other acts or omissions of Subtenant or Subtenant’s employees, invitees, agents or other representatives, and (c) any occurrence in or about the Premises; and all amounts payable by Subtenant to Sublandlord on account of such indemnity shall be deemed to be rent hereunder and shall be payable upon demand.

13.2                           Subtenant shall, at its sole cost and expense, comply with all of the insurance provisions of the Overlease which are binding on Sublandlord to the extent applicable to Subtenant and/or the Subleased Premises, and Subtenant shall name Sublandlord as an additional insured as well as each of those parties set forth in the Overlease as required to be named as additional insureds.  Upon request, Subtenant shall furnish Sublandlord with all certificates required to be delivered to Overlandlord pursuant to the Overlease.

13.3                           Sublandlord hereby indemnifies and agrees to hold Subtenant harmless from and against any and all claims, losses or damages, including, without limitation, reasonable attorneys’ fees and disbursements, resulting from or arising out of (a) Sublandlord’s failure to perform any of the terms, covenants, conditions or agreements contained in or incorporated into this Sublease which, by the terms of this Sublease, Sublandlord is obligated to perform, except for defaults arising out of the acts or omissions of Subtenant, its agents, contractors, employees, sublessees or licensees, and (b) any willful misconduct or gross negligence of Sublandlord, its employees, agents, contractors or invitees, provided, however, Subtenant acknowledges and agrees that Sublandlord shall in no event be liable for special, consequential, indirect or punitive damages in connection with such indemnity.

14.                                 Miscellaneous.

14.1                           This Sublease may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

14.2                           This Sublease shall not be binding upon Sublandlord unless and until it is signed by Sublandlord and delivered to Subtenant.  This Section 14.2 shall not be deemed to modify the provisions of Section 1.6 hereof.

14.3                           This Sublease constitutes the entire agreement between the parties and all representations and understandings have been merged herein, including, without limitation, the License Agreement. This Sublease shall inure to the benefit of all of the parties hereto, their successors and (subject to the provisions hereof) their assigns.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

14.4                           Neither this Sublease nor a memorandum thereof may be recorded by the Subtenant.

14.5                           If any litigation shall occur between the parties as to this Sublease, the prevailing party shall, upon demand reimburse the other party for such party’s reasonable, out-of-pocket attorneys’ fees and disbursements and court costs.

14.6                           Any reference in this Sublease, whether expressly or by incorporation, to attorneys’ fees of Sublandlord, shall be deemed to include Subtenant’s in-house counsel whose fees shall be determined at market rates.

14.7                           This Sublease may be executed in multiple counterparts, all of which taken together shall constitute the same instrument.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day and year first above written.

ATTEST:
Sublandlord
DEUTSCHE BANK SECURITIES INC.

By:
Title:

By:
Title:
ATTEST:
Subtenant
TESSCO TECHNOLOGIES INCORPORATED

By:
Title:

CONSENT OF OVERLANDLORD

ATRIUM BUILDING LLC, as Overlandlord under the Overlease, hereby executes this Sublease for the purpose of consenting to the Sublease to Subtenant pursuant to this Sublease, provided such consent shall not release Sublandlord from its liability as Tenant under the Overlease nor waive the necessity for obtaining the consent of Overlandlord to any further subletting or assignment of the Overlease as and to the extent required by the Overlease.

ATRIUM BUILDING LLC

Date:	By:
Name:
Title: